As filed with the Securities and Exchange Commission on July 12, 2024.

Registration No. 333-273311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

AMENDMENT NO. 17
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

Flewber Global Inc.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	4522	85-3482965
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1411 Broadway, 38th Floor
New York, New York 10028
(833) 359-5893
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Marc Sellouk
Chief Executive Officer
1411 Broadway, 38th Floor
New York, New York 10028
(833) 359-5893
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

Scott M. Miller Richard I. Anslow Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300	Ross Carmel Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, New York 10036 (212) 930-9700

____________________________

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 17 to the Registration Statement on Form S-1 (File No. 333-273311) is being filed as an exhibit only filing to file Exhibit 23.1 to update the date of the Consent of Independent Registered Public Accounting. No changes are being made to Part I of the Registration Statement. Accordingly, this Amendment No.17 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The prospectus constituting Part I of the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE American listing fee.

Amount
SEC registration fee	$1,803
FINRA filing fee	2,333
NYSE American listing fees	55,000
Accountants’ fees and expenses	20,000
Legal fees and expenses	325,000
Transfer Agent and registrar fees	5,000
Printing and engraving expenses	40,000
Miscellaneous	2,425
Total expenses	$451,561

Item 14. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law (“DGCL”), we have adopted provisions in our third amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•        any breach of the director’s duty of loyalty to us or our stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•        any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our third amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our bylaws provide that:

•        we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•        we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•        the rights provided in our bylaws are not exclusive.

Our third amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into and intend to continue to enter into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The form of Underwriting Agreement, to be attached as Exhibit 1.1 hereto, under some circumstances provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

Issuances of Securities in Private Placements

Angel Round

From April 2021 through May 2021, the Company, in a private placement offering, sold 2,300,200 shares of common stock at a price of $0.50 per share to 26 accredited investors for aggregate gross proceeds of $1,150,100, in connection with the Company’s Angel Round.

Series A Round

From July 2021 through November 30, 2022, the Company, in a private placement offering, sold 1,112,271 shares of common stock at a price of $1.80 per share to 72 accredited investors for aggregate gross proceeds of $2,002,150, in connection with the Company’s Series A Round.

Bridge Financings

May 2024 Bridge Financing

May 2024 Bridge Notes

In May 2024, we entered into Securities Purchase Agreements, pursuant to terms and subject to conditions of which we issued an aggregate of $852,500 principal amount of unsecured 10% discount promissory notes to five accredited investors (the “May 2024 Bridge Notes”). The May 2024 Bridge Notes have a term of three months from issuance. There is no interest payable on the outstanding principal balance of the May 2024 Bridge Notes, but if an Event of Default occurs (as such term in defined in the May 2024 Bridge Notes), default interest is payable by the Company at a rate of 2% per month, until any such Event of Default is cured. The May 2024 Bridge Notes are automatically convertible into shares of our common stock at the time of an initial public offering, including this offering. The conversion price applicable to such conversion is 55% of the initial public offering price of the Shares. The May 2024 Bridge Notes contain other customary provisions, including anti-dilution adjustments in the case of certain events such as payments of stock dividends or effecting a stock split. The May 2024 Bridge Warrants also contain full price protection in the event of subsequent equity offerings at an effective price that is less than the then applicable conversion price of the May 2024 Bridge Notes. Furthermore, we have agreed to register the resale of the shares of common stock issuable upon the conversion of the May 2024 Bridge Notes, pursuant to a registration statement, which we have agreed to file within three months after the closing of the offering and to cause such registration statement to be declared effective within six months after the closing of this offering. We have also agreed, subject to certain exceptions, to provide the holders of the May 2024 Bridge Notes with certain “piggyback” registration rights, if, at any time after the closing of this offering, we propose to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for our own account or for the account of any of our stockholders, and at such time the shares of common stock issuable upon conversion of the May 2024 Bridge Notes are not then registered for resale under an effective registration statement. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of this prospectus, at the closing of this offering, we expect to issue to the holders of the May 2024 Bridge Notes 344,444 shares of common stock in connection with the conversion of all outstanding principal of the May 2024 Bridge Notes. In connection with this offering, the holders of the May 2024 Bridge Notes will enter into lock-up agreements which shall provide, subject to certain exceptions, that such holders shall not purchase, sell or otherwise transfer any of our securities for a period commencing on the date that the registration statement of which this prospectus forms a part, is declared effective and expiring on the earlier of (i) six (6) months after the date that the registration statement of which this prospectus forms a part, is declared effective, and (ii) such date on which the Company’s common stock trades, at any time, on the NYSE American, at a price $6.00 per share or greater, including any shares of common stock received upon conversion of the May 2024 Bridge Notes.

May 2024 Bridge Warrants

In connection with the May 2024 Bridge Financing, we also agreed to issue common stock purchase warrants to the holders of the May 2024 Bridge Notes at the time of the closing of an initial public offering, including this offering, providing such holders with the right to purchase shares of our common stock (the “May 2024 Bridge Warrants”). The May 2024 Bridge Warrants, which would be exercisable for a period of five years after issuance, would be exercisable for up to 100% of the number of shares received by such holders, upon conversion of their May 2024 Bridge Notes, and the exercise price will be equal to 55% of the initial public offering price of the Shares. The shares of common stock underlying the May 2024 Bridge Warrants are entitled to the same registration rights as provided with respect to the shares of common stock issuable upon the conversion of the May 2024 Bridge Notes. If, at any time after nine months after the issuance of the May 2024 Bridge Warrants, the shares of common stock underlying the May 2024 Bridge Warrants are not registered under an effective registration statement or there is not a prospectus then available for sale of such shares of common stock, then the holders of the May 2024 Bridge Warrants permitted to exercise their 2024 Bridge Warrants on a cashless exercise basis. The May 2024 Bridge Warrants contain other customary provisions, including anti-dilution adjustments in the case of certain events such as payments of stock dividends or effecting a stock split. The May 2024 Bridge Warrants also contain full price protection in the event of subsequent equity offerings at an effective price that is less than the then applicable exercise price of the May 2024 Bridge Warrants. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of this prospectus, at the closing of this offering, we expect to issue May 2024 Bridge Warrants to purchase up to 344,444 shares of common stock upon the exercise of the May 2024 Bridge Warrants, at an exercise price of $2.475 per share (55% of the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of this prospectus). The holders of the May 2024 Bridge Warrants will be subject to the same lockup restrictions, with respect to the purchase, sale or other transfer of our securities, as described above, with respect to the May 2024 Bridge Notes, including any shares of common stock received upon exercise of the May 2024 Bridge Warrants.

February 2024 Bridge Financing

February 2024 Bridge Note

In February 2024, we entered into a Securities Purchase Agreement, pursuant to terms and subject to conditions of which we issued a $130,000 principal amount unsecured promissory note to one accredited investor (the “February 2024 Bridge Note”). The February 2024 Bridge Note has a term of one year from issuance and accrues interest at a rate of 8% per annum. The February 2024 Bridge Note is automatically convertible into shares of our common stock at the time of an initial public offering to which this registration statement related (this “offering”). The conversion price applicable to such conversion is 70% of the initial public offering price of the Shares. The February 2024 Bridge Note contains other customary provisions, including anti-dilution adjustments in the case of certain events such as payments of stock dividends or effecting a stock split. Furthermore, we have agreed to use our commercially reasonable efforts to register the resale of the shares of common stock issuable upon the conversion of the February 2024 Bridge Note and the exercise of the February 2024 Bridge Warrant (defined hereafter), pursuant to a registration statement, which we have agreed to file on or about six months after the closing of this offering and use our commercially reasonable efforts to have such registration statement declared effective within nine months after the closing of this offering. We have also agreed, subject to certain exceptions, to provide the holder of the February 2024 Bridge Note with certain “piggyback” registration rights, if, at any time after the closing of this offering, we propose to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for our own account or for the account of any of our stockholders, and at such time the shares of common stock issuable upon conversion of the February 2024 Bridge Note are not then registered for resale under an effective registration statement. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of this prospectus, at the closing of this offering, we expect to issue to the holders of the February 2024 Bridge Note 42,208 shares of common stock in connection with the conversion of all outstanding principal and accrued interest (through June 10, 2024, with interest accrued from that date to the closing of this offering resulting in the issuance of additional shares of common stock) relating to such February 2024 Bridge Note. In connection with this offering, the holder of the February 2024 Bridge Note will enter into a lock-up agreement which shall provide, subject to certain exceptions, that he shall not purchase, sell or otherwise transfer any of our securities for a period of six months after the date that the registration statement of which this prospectus forms a part, is declared effective, including any shares of common stock received upon conversion of the February 2024 Bridge Note.

February 2024 Bridge Warrant

In connection with the February 2024 Bridge Financing, we also agreed to issue common stock purchase warrants to the investor at the time of the closing of an initial public offering, including this offering, providing him with the right to purchase shares of our common stock (the “2024 Bridge Warrant”). The February 2024 Bridge Warrant, which would be exercisable for a period of five years after issuance, would be exercisable for up to 100% of the number of shares received by such investor, upon conversion of his February 2024 Bridge Note, and the exercise price will be equal to 70% of the initial public offering price of the Shares. If, at any time after three months after the issuance of the February 2024 Bridge Warrant, the shares of common stock underlying the February 2024 Bridge Warrant are not registered under an effective registration statement or there is not a prospectus then available for sale of such shares of common stock, then the investor is permitted to exercise his 2024 Bridge Warrant on a cashless exercise basis. The February 2024 Bridge Warrant contains other customary provisions, including anti-dilution adjustments in the case of certain events such as payments of stock dividends or effecting a stock split. Furthermore, we have provided the holder of the February 2024 Bridge Warrant with the registration rights described above in the paragraph describing the February 2024 Bridge Note. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of this prospectus, at the closing of this offering, we expect to issue a 2024 Bridge Warrant to purchase up to 42,208 shares of common stock upon the exercise of the February 2024 Bridge Warrant, at an exercise price of $3.15 per share (75% of the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of this prospectus). The holder of the February 2024 Bridge Warrant will be subject to the same restrictions on the purchase, sale or other transfer of our securities, as described above, with respect to the February 2024 Bridge Note, including any shares of common stock received upon exercise of the February 2024 Bridge Warrant.

December 2023 Bridge Financing

December 2023 Bridge Notes

On December 28, 2023, we entered into a Securities Purchase Agreement, pursuant to terms and subject to conditions of which we issued a $100,000 principal amount unsecured promissory note to one accredited investor (the “December 2023 Bridge Note”). The December 2023 Bridge Note has a term of one year from issuance and accrues interest at a rate of 8% per annum. The December 2023 Bridge Note is automatically convertible into shares of our common stock at the time of this offering. The conversion price applicable to such conversion is 75% of the initial public offering price of the Shares. The December 2023 Bridge Note contains other customary provisions, including anti-dilution adjustments in the case of certain events such as payments of stock dividends or effecting a stock split. Furthermore, we have agreed to use our commercially reasonable efforts to register the resale of the shares of common stock issuable upon the conversion of the December 2023 Bridge Note and the exercise of the December 2023 Bridge Warrant (defined hereafter), pursuant to a registration statement, which we have agreed to file on or about six months after the closing of this offering and use our commercially reasonable efforts to have such registration statement declared effective within nine months after the closing of this offering. We have also agreed, subject to certain exceptions, to provide the holder of the December 2023 Bridge Note with certain “piggyback” registration rights, if, at any time after the closing of this offering, we propose to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for our own account or for the account of any of our stockholders, and at such time the shares of common stock issuable upon conversion of the December 2023 Bridge Note are not then registered for resale under an effective registration statement. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the prospectus included in this registration statement (the “Prospectus”), at the closing of this offering, we expect to issue to the holder of the December 2023 Bridge Note 30,705 shares of common stock in connection with the conversion of all outstanding principal and accrued interest (through June 10, 2024, with interest accrued from that date to the closing of this offering resulting in the issuance of additional shares of common stock)

relating to such December 2023 Bridge Note. In connection with this offering, the holder of the December 2023 Bridge Note will enter into a lock-up agreement which shall provide, subject to certain exceptions, that he shall not purchase, sell or otherwise transfer any of our securities for a period of six months after the date that the registration statement of which this prospectus forms a part, is declared effective, including any shares of common stock received upon conversion of the December 2023 Bridge Note.

December 2023 Bridge Warrant

In connection with the December 2023 Bridge Financing, we also agreed to issue a common stock purchase warrant to the investor at the time of the closing of an initial public offering, including this offering, providing him with the right to purchase shares of our common stock (the “December 2023 Bridge Warrant”). The December 2023 Bridge Warrant, which would be exercisable for a period of five years after issuance, would be exercisable for up to 100% of the number of shares received by such investor, upon conversion of his December 2023 Bridge Note, and the exercise price will be equal to 75% of the initial public offering price of the Shares. If, at any time after three months after the issuance of the December 2023 Bridge Warrant, the shares of common stock underlying the December 2023 Bridge Warrant are not registered under an effective registration statement or there is not a prospectus then available for the sale of such shares of common stock, then the investor is permitted to exercise his December 2023 Bridge Warrant on a cashless exercise basis. The December 2023 Bridge Warrant contains other customary provisions, including anti-dilution adjustments in the case of certain events such as payments of stock dividends or effecting a stock split. Furthermore, we have provided the holder of the December 2023 Bridge Warrant with the registration rights described above in the paragraph describing the December 2023 Bridge Note. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue a December 2023 Bridge Warrant to purchase up to 30,705 shares of common stock upon the exercise of the December 2023 Bridge Warrant, at an exercise price of $3.38 per share (75% of the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus). The holder of the December 2023 Bridge Warrant will be subject to the same restrictions on the purchase, sale or other transfer of our securities, as described above, with respect to the December 2023 Bridge Note, including any shares of common stock received upon exercise of the December 2023 Bridge Warrant.

August/September 2023 Bridge Financing

August/September 2023 Bridge Notes

From August 8, 2023 through August 17, 2023, we entered into three Securities Purchase Agreements, pursuant to and subject to conditions of which we issued $250,000 in aggregate principal amount of unsecured promissory notes to three accredited investors (the “August/September 2023 Bridge Notes”). The terms of the August/September 2023 Bridge Notes are identical to the terms of the December 2023 Bridge Note discussed above. The holders of the August/September 2023 Bridge Notes have the same registration rights as the holder of the December 2023 Bridge Note. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue to the holders of the August/September 2023 Bridge Notes 78,940 shares of common stock in connection with the conversion of all outstanding principal and accrued interest (through June 10, 2024, with interest accrued from that date to the closing of this offering resulting in the issuance of additional shares of common stock) relating to such August/September 2023 Bridge Notes. In connection with this offering, the holders of the August/September 2023 Bridge Notes will enter into lock-up agreements which shall provide, subject to certain exceptions, that they will not to purchase, sell or otherwise transfer any of our securities for a period of six months after the date that the registration statement of which this prospectus forms a part, is declared effective, including any shares of common stock received upon conversion of the August/September 2023 Bridge Notes.

August/September 2023 Bridge Warrants

In connection with the financing in which the August/September 2023 Bridge Notes were issued by us, we also agreed to issue common stock purchase warrants to the investors at the time of the closing of this offering, providing them with the right to purchase shares of our common stock (the “August/September 2023 Bridge Warrants”). The terms of the August/September 2023 Bridge Warrants are identical to the terms of the December 2023 Bridge Warrant discussed above. The holders of the August/September 2023 Bridge Warrants have the same registration rights as the holder of the December 2023 Bridge Warrant. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue August/September 2023 Bridge Warrants to purchase up to an aggregate of 78,940 shares of common stock upon the exercise of the August/September 2023 Bridge Warrants, at an exercise price of $3.38 per share (75% of the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth set forth on the cover page of the Prospectus). The holders of the August/September 2023 Bridge Warrants will be subject to the same restrictions on the purchase, sale or other transfer of our securities, as described above, with respect to the August/September 2023 Bridge Notes, including any shares of common stock received upon exercise of the August/September 2023 Bridge Warrants.

May/July 2023 Bridge Financing

May/July 2023 Bridge Notes

From May 1, 2023 through July 15, 2023, we entered into four Securities Purchase Agreements, pursuant to terms and subject to the conditions of which we issued $190,000 in aggregate principal amount of unsecured promissory notes to four accredited investors (the “May/July 2023 Bridge Notes”). The terms of the May/July 2023 Bridge Notes are identical to the terms of the December 2023 Bridge Note discussed above. The holders of the May/July 2023 Bridge Notes have the same registration rights as the holder of the December 2023 Bridge Note. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue to the holders of the May/July 2023 Bridge Notes 60,710 shares of common stock in connection with the conversion of all outstanding principal and accrued interest (through June 10, 2024, with interest accrued from that date to the closing of this offering resulting in the issuance of additional shares of common stock) relating to such May/July 2023 Bridge Notes. In connection with the Offering, the holders of the May/July 2023 Bridge Notes will enter into lock-up agreements which shall provide, subject to certain exceptions, that they will not purchase, sell or otherwise transfer any of our securities for a period of six months after the date that the registration statement of which this prospectus forms a part, is declared effective, including any shares of common stock received upon conversion of the May/July 2023 Bridge Notes.

May/July 2023 Bridge Warrants

In connection with the financing in which the May/July 2023 Bridge Notes were issued by us, we also agreed to issue common stock purchase warrants to the investors at the time of the closing of an initial public offering, including this offering, providing them with the right to purchase shares of our common stock (the “May/July 2023 Bridge Warrants”). The terms of the May/July 2023 Bridge Warrants are identical to the terms of the December 2023 Bridge Warrant. Furthermore, we have provided the holders of the May/July 2023 Bridge Warrants with the registration rights described above in the paragraph describing the May/July 2023 Bridge Notes. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue May/July 2023 Bridge Warrants to purchase up to an aggregate of 60,710 shares of common stock upon the exercise of the May/July 2023 Bridge Warrants, at an exercise price of $3.38 per share (75% of the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus). The holders of the May/July 2023 Bridge Warrants will be subject to the same restrictions on the purchase, sale or other transfer of our securities, as described above, with respect to the May/July 2023 Bridge Notes, including any shares of common stock received upon exercise of the May/July 2023 Bridge Warrants.

February/April 2023 Bridge Financing

February/April 2023 Bridge Notes

From February 15, 2023 through April 15, 2023, pursuant to certain financing provided to us under the terms and conditions of Securities Purchase Agreements, we issued $355,000 in aggregate principal amount of unsecured promissory notes to six accredited investors (the “February/April 2023 Bridge Notes”). The terms of the February/April 2023 Bridge Notes are identical to the terms of the December 2023 Bridge Note discussed above. The holders of the February/April 2023 Bridge Notes have the same registration rights as the holder of the December 2023 Bridge Note. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range the set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue to the holders of the February/April 2023 Bridge Notes 115,114 shares of common stock in connection with the conversion of all outstanding principal and accrued interest (through June 10, 2024, with interest accrued from that date to the closing of this offering resulting in the issuance of additional shares of common stock) relating to such February/April 2023 Bridge Notes. In connection this offering, the holders of the February/April 2023 Bridge Notes will enter into lock-up agreements which shall provide, subject to certain exceptions, that they will not purchase, sell or otherwise transfer any of our securities for a period of six months after the date that the registration statement of which this prospectus forms a part, is declared effective, including any shares of common stock received upon conversion of the February/April 2023 Bridge Notes.

February/April 2023 Bridge Warrants

In connection with the financing in which the February/April 2023 Bridge Notes were issued by us, we also agreed to issue common stock purchase warrants to the investors at the time of the closing of an initial public offering, including this offering, providing them with the right to purchase shares of our common stock (the “February/April 2023 Bridge Warrants”). The terms of the February/April 2023 Bridge Warrants are identical to the terms of the December 2023 Bridge Warrant. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue February/April 2023 Bridge Warrants to purchase up to an aggregate of 115,114 shares of common stock upon the exercise of the February/April 2023 Bridge Warrants, at an exercise price of $3.00 per share (75% of the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus). The holders of the February/April 2023 Bridge Warrants will be subject to the same restrictions on the purchase, sale or other transfer of our securities, as described above, with respect to the February/April 2023 Bridge Notes, including any shares of common stock received upon exercise of the February/April 2023 Bridge Warrants.

Initial Bridge Financings

Initial Bridge Notes

(i) On December 8, 2022, pursuant to certain financing provided to us under the terms and conditions of a Securities Purchase Agreement, we issued $175,000 in aggregate principal amount of unsecured promissory notes to two accredited investors, $100,000 of which was issued to Avner Nebel, an officer and director of the Company and (ii) on January 6, 2023, pursuant to certain additional financing provided to us under the terms and conditions of a Securities Purchase Agreement, we issued an unsecured promissory note in the principal amount of $100,000 to an additional accredited investor. These unsecured promissory notes are referred to as the “Initial Bridge Notes” and collectively with the February/April 2023 Bridge Notes, the May/July 2023 Bridge Notes, the August/September 2023 Bridge Notes and the December 2023 Bridge Note, the “Bridge Notes”. The terms of the Initial Bridge Notes are the same as the terms of the August/September 2023 Bridge Notes; provided, however, that we are not required to use our commercially reasonable efforts to register the shares of common stock issuable upon conversion of the Initial Bridge Notes, but the investors have been provided with the same “piggyback” registration rights. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue to the holders of the Initial Bridge Notes 90,880 shares of common stock in connection with the conversion of all outstanding principal and accrued interest (through June 10, 2024, with interest accrued from that date to the closing of this offering resulting in the issuance of additional shares of common stock) relating to such Initial Bridge Notes. In connection with this offering, the holders of the Initial Bridge Notes, one of them who is Avner Nebel, an officer and director of the Company, will enter into lock-up agreements which shall provide, subject to certain exceptions, that they will not purchase, sell or otherwise transfer any of our securities for a period of six months (nine months in the case of Mr. Nebel) after the date that the registration statement of which this prospectus forms a part, is declared effective, including any shares of common stock received upon conversion of the Initial Bridge Notes.

Initial Bridge Warrants

In connection with the financing in which the Initial Bridge Notes were issued by us, we also agreed to issue common stock purchase warrants to the investors at the time of the closing of an initial public offering, including this offering, providing them with the right to purchase shares of our common stock (the “Initial Bridge Warrants” and collectively with the February/April 2023 Bridge Warrants, the May/July 2023 Bridge Warrants the August/September 2023 Bridge Warrants and the December 2023 Bridge Warrant, the “Bridge Warrants”). If, at any time after three months after the issuance of the Initial Bridge Warrants, the shares of common stock underlying the Initial Bridge Warrants are not registered under an effective registration statement or there is not a prospectus then available for the sale of such shares of common stock, then the investors are permitted to exercise their Initial Bridge Warrants on a cashless exercise basis. All other terms of the Initial Bridge Warrants are the same as the terms of the August/September 2023 Bridge Warrants; provided, however, that we are not required to use our commercially reasonable efforts to register the shares of common stock issuable upon conversion of the Initial Bridge Warrants, but the investors have been provided with the same “piggyback” registration rights. Based upon the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus, at the closing of this offering, we expect to issue Initial Bridge Warrants to purchase up to an aggregate of 90,880 shares of common stock upon the exercise of the Initial Bridge Warrants, at an exercise price of $3.38 per share (75% of the assumed initial public offering price of $4.50 per Share, which is the midpoint of the range set forth on the cover page of the Prospectus). The holders of the Initial Bridge Warrants will be subject to the same restrictions on the purchase, sale or other transfer of our securities, as described above, with respect to the Initial Bridge Notes, including any shares of common stock received upon exercise of the Initial Bridge Warrants.

Issuance of Common Stock for Consulting Fees

During the year ended December 31, 2022, the Company issued to various consultants an aggregate of 223,750 shares of common stock with an aggregate fair value of $288,825, which represents equity-based compensation and is recognized under general and administrative expenses. This included 75,000 shares of common stock issued to an officer and 100,000 shares of common stock issue to a company controlled by a member of management. The fair value of shares is determined by the value of services rendered as indicated in corresponding consulting agreements or by recent cash sales to third parties. During the year ended December 31, 2021, the Company issued to various consultants an aggregate of 2,012,000 shares of common stock with an aggregate fair value of $1,006,000, which represents equity-based compensation and is recognized under general and administrative expenses. This included 1,417,000 shares of common stock issued to a company controlled by an officer/director. The fair value of shares is determined by the value of services rendered as indicated in corresponding consulting agreements or by recent cash sales to third parties.

Moneta Warrant

On October 10, 2022, the Company issued a warrant exercisable for up to 50,000 shares of common stock at an exercise price of $3.00 per share, and having a term until October 10, 2025, to Moneta Advisory Partners, LLC (the “Moneta Warrant”). The Moneta Warrant was issued as a portion of the compensation paid for services provided.

Issuance of Common Stock under our 2021 Equity Incentive Plan

Restricted Stock Units (“RSUs”)

During April 2024, the Company issued 2,500 RSUs for 2,500 shares of common stock, of which all will vest in June 2024 and be issued in June 2024.

During March 2024, the Company issued 80,000 RSUs for 80,000 shares of common stock, of which 11,250 vested immediately and have been issued.

During January 2024, the Company issued 200,000 RSUs for 200,000 shares of common stock, all of which vested immediately and have been issued.

During December 2023, the Company issued 454,500 RSUs for 454,500 shares of common stock. In January 2024, RSUs with respect to 164,875 of such shares of common stock vested and have been issued.

During the year ended December 31, 2022, the Company issued 20,000 RSUs for 20,000 shares of common stock upon vesting, of which all of such shares have vested and issued as of the date hereof.

Stock Options

During the year ended December 31, 2022, the Company granted 10,000 stock options exercisable for up to 10,000 shares of common stock with exercise price of $1.80 per share that will be fully vested within one year of the grant date.

On October 17, 2023, the Company granted a stock option exercisable for up to 75,000 shares of common stock with an exercise price equal to $4.00, which will be fully vested three months after the closing of the Company’s initial public offering.

Securities Act Exemptions

We deemed the offers, sales and issuances of the securities described above under the caption — Issuances of Securities in Private Placements — to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

We deemed the issuance of the Moneta Warrant to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, relative to transactions by an issuer not involving a public offering.

We deemed the awards described above under the caption — Issuance of Common Stock under our 2021 Equity Incentive Plan — to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.*
3.1	Third Amended and Restated Certificate of Incorporation of Flewber Global Inc.*
3.2	Amended and Restated Bylaws of Flewber Global Inc.*
4.1	Specimen Certificate representing shares of common stock of Flewber Global Inc.*
4.2	Form of Representative’s Warrant (included as Exhibit A to Exhibit 1.1).*
4.3	Common Stock Purchase Warrant issued to Moneta Advisory Partners, LLC, dated as of October 10, 2022.*
4.4	Form of Common Stock Purchase Warrant for Initial Bridge Financings.*
4.5	Unsecured Convertible Note for Initial Bridge Financings.*
4.6	Unsecured Convertible Note for February/April 2023 Bridge Financing.*
4.7	Unsecured Convertible Note for May/July 2023 Bridge Financing.*
4.8	Unsecured Promissory Note in the principal amount of $50,000, dated May 18, 2023.*
4.9	First Extension of Unsecured Promissory Note in the principal amount of $50,000, Issuance Date: May 18, 2023.*
4.10	Form of Common Stock Purchase Warrant for February/April 2023 Bridge Financing.*
4.11	Form of Common Stock Purchase Warrant for May/July 2023 Financing.*
4.12	Unsecured Promissory Note in the principal amount of $100,000, Issuance Date: July 18, 2023.*
4.13	Unsecured Promissory Note for August/September 2023 Bridge Financing*
4.14	Form of Common Stock Purchase Warrant for August/September 2023 Bridge Financing*
4.15	7% Secured Promissory Note in the principal amount of $2,800,000, dated November 14, 2023*
4.16	12% Unsecured Promissory Note for aggregate principal amount of $300,000*
4.17	Second Extension of Unsecured Promissory Note in the principal amount of $50,000, Issuance Date: May 18, 2023.*
4.18	First Extension of Unsecured Promissory Note in the principal amount of $100,000, Issuance Date: July 18, 2023.*
4.19	Unsecured Promissory Note for December 2023 Bridge Financing*
4.20	Form of Common Stock Purchase Warrant for December 2023 Financing.*
4.21	Unsecured Subordinated Promissory Note issued to Third Row LLC/Patrick Leung dated November 17, 2023 ($200,000).*
4.22	Amendment to Note — Third Row LLC/Patrick Leung dated January 24, 2024*
4.23	Unsecured Subordinated Promissory Note issued to Carmit Cohen dated November 16, 2023 ($100,000).*
4.24	Amendment to Note — Carmit Cohen dated January 24, 2024*

Exhibit No.	Description of Document
4.25	Third Extension of Unsecured Promissory Note in the principal amount of $50,000, Issuance Date: May 18, 2023.*
4.26	Second Extension of Unsecured Promissory Note in the principal amount of $100,000, Issuance Date: July 18, 2023.*
4.27	Unsecured Convertible Note issued to Yakov Herman and Maureen Herman dated February 26, 2024.*
4.28	Form of Common Stock Purchase Warrant for February 2024 Bridge Financing.*
4.29	Amendment to Unsecured Convertible Note for Initial Bridge Financings.*
4.30	Amendment to Unsecured Convertible Note for February/April 2023 Bridge Financing.*
4.31	Fourth Extension of Unsecured Promissory Note in the principal amount of $50,000, Issuance Date: May 18, 2023.*
4.32	Third Extension of Unsecured Promissory Note in the principal amount of $100,000, Issuance Date: July 18, 2023.*
4.33	Amendment to Certain Bridge Notes Extending Maturity Date to May 10, 2024.*
4.34	Unsecured 10% Discount Convertible Note for May 2024 Bridge Financing.*
4.35	Form of Common Stock Purchase Warrant for May 2024 Bridge Financing.*
4.36	Third Amendment to Note — Third Row LLC/Patrick Leung dated May 10, 2024*
4.37	Amendment to Certain Bridge Notes Extending Maturity Date to June 30, 2024.*
5.1	Opinion of Ellenoff Grossman & Schole LLP regarding the validity of the securities being registered.*
10.1	Form of Indemnification Agreement to be entered into by Flewber Global Inc. with its officers and directors.*
10.2	Flewber Global Inc. 2021 Equity Incentive Plan.*†
10.3	Form of Nonqualified Stock Option Award Agreement under 2021 Equity Incentive Plan.*†
10.4	Form of Incentive Stock Option Award Agreement under 2021 Equity Incentive Plan.*†
10.5	Employment Agreement by and between Flewber Global Inc. and Marc Sellouk, dated as of April 7, 2021.*†
10.6	Employment Agreement by and between Flewber Global Inc. and Jiang (Jay) Yu, dated as of April 7, 2021.*†
10.7	Employment Agreement by and between Flewber Global Inc. and Avner Nebel, dated as of April 7, 2021.*†
10.8	Form of Restricted Stock Unit Agreement pursuant to 2021 Equity Incentive Plan.*
10.9	SBA Loan Authorization and Agreement, dated as of June 13, 2020.*
10.10	Consulting Agreement by and between Flewber Global Inc. and I Financial Ventures Group LLC, dated as of January 1, 2021.*
10.11	Consulting Agreement by and between Flewber Global Inc. and AS Technologies, dated as of May 1, 2021.*
10.12	Consulting Agreement by and between Flewber Global Inc. and Lou Gilliam, dated as of June 1, 2021.*
10.13	Flewber Global Inc. Subscription Agreement, dated as of June 2021.*
10.14	Flewber Global Inc. Subscription Agreement, dated as of July 2021.*
10.15	Amended and Restated Services Agreement by and between Flewber Global inc. and Moneta Advisory Partners, LLC, dated October 10, 2022.*
10.16	Securities Purchase Agreement for Initial Bridge Financings.*
10.17	Registration Rights Agreement for Initial Bridge Financings.*
10.18	Amended and Restated Securities Purchase Agreement for February/April 2023 Bridge Financing.*
10.19	Amended and Restated Registration Rights Agreement for February/April 2023 Bridge Financing.*
10.20	Confirmation of Loans Agreement between the Company and Marc Sellouk, dated as of March 31, 2023.*
10.21	Cirrus Vision Jet SF50 Cirrus Certified Aircraft Purchase Agreement between Cirrus Design Corporation d/b/a Cirrus Aircraft and Flewber, Inc., dated March 21, 2023.*
10.22	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated April 9, 2023.*
10.23	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated April 17, 2023.*
10.24	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated June 14, 2023.*
10.25	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated June 21, 2023.*
10.26	Securities Purchase Agreement for May/July 2023 Bridge Financing.*
10.27	Registration Rights Agreement for May/July 2023 Bridge Financing.*

Exhibit No.	Description of Document
10.28	Form of Lock-Up Agreement (included as Exhibit B to Exhibit 1.1).*
10.29	Securities Purchase Agreement for August/September 2023 Bridge Financing*
10.30	Registration Rights Agreement for August/September 2023 Bridge Financing*
10.31	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated August 9, 2023.*
10.32	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated September 26, 2023.*
10.33	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated October 13, 2023.*
10.34	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated October 27, 2023.*
10.35	Consulting Agreement between Flewber Global Inc. and VIP Ventures Limited LLC, dated October 17, 2023.*
10.36	Assignment of Purchase Agreement among Flewber Inc., Vision FGAR 1, LLC and Cirrus Design Corporation, dated November 14, 2023.*
10.37	FAA Aircraft Security Agreement.*
10.38	Securities Purchase Agreement between Vision FGAR 1, LLC and Radlo Family Irrevocable Trust II, dated as of November 14, 2023.*
10.39	Exclusive Aircraft Lease Agreement between Vision FGAR 1, LLC and Ponderosa Air, LLC, dated November 14, 2023.*
10.40	Limited Liability Company Operating Agreement among Vision FGAR 1, LLC and the Members named therein, dated November 14, 2023.*
10.41	Consulting Agreement between Flewber Global Inc. and Third Row LLC/Patrick Leung, dated as of December 11, 2023.*
10.42	Consulting Agreement between Flewber Global Inc. and Carmit Cohen, dated as of December 11, 2023.*
10.43	Form of Amendment to Securities Purchase Agreement, Amendment to Bridge Registration Rights Agreements and Revision to Bridge Warrants*
10.44	Securities Purchase Agreement for December 2023 Bridge Financing*
10.45	Registration Rights Agreement for December 2023 Bridge Financing*
10.46	N421ST Aircraft Purchase Agreement between Ponderosa Air LLC and Zelta Air LLC, dated March 5, 2024*
10.47	Securities Purchase Agreement for February 2024 Bridge Financing*
10.48	Registration Rights Agreement for February 2024 Bridge Financing*
10.49	Securities Purchase Agreement for May 2024 Bridge Financing.*
10.50	Registration Rights Agreement – May 2024 Bridge Financing.*
10.51	Form of Lock-Up Agreement with Jon Bakhshi*
14.1	Form of Code of Business Conduct and Ethics.*
21.1	List of Subsidiaries.*
23.1	Consent of Grassi & Co, CPAs, P.C.**
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page of the Registration Statement).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating and Corporate Governance Committee Charter.*
99.4	Consent of Sergio Sokol to be named as Director Nominee.*
99.5	Consent of Elliot Feder to be named as Director Nominee.*
99.6	Consent of Nicolas Lin to be named as Director Nominee.*
107	Filing Fee Table.*

____________

*        Previously filed

**      Filed herewith

†        Denotes management compensation plan or contract.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)    That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 12th day of July 2024.

Flewber Global Inc.
By:	/s/ Marc Sellouk
Name: Marc Sellouk
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, as amended, has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date
/s/ Marc Sellouk	Chief Executive Officer and Chairman of the Board	July 12, 2024
Marc Sellouk	(Principal Executive Officer)
*	Chief Financial Officer (Principal Financial and	July 12, 2024
Jaisun Garcha	Accounting Officer)
*	Director	July 12, 2024
Avner Nebel
*	Director	July 12, 2024
Randy Chang
*By:	/s/ Marc Sellouk
Marc Sellouk
Attorney-in-fact